UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2014

ARISTA POWER, INC.

(Exact name of registrant as specified in its charter)

New York	000-53510	16-1610794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Mt. Read Boulevard, Rochester, New York	14615
(Address of principal executive offices)	(Zip Code)

(585) 243-4040

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registration’s Certifying Accountant.

Arista Power, Inc. (the “Company”) was advised by its independent registered accounting firm, EFP Rotenberg, LLP (“EFPR”), of its intention to cease serving as the Company’s independent registered public accounting firm upon the Company identifying a successor firm. The Company understands that the basis for EFPR’s decision is that EFPR has made a strategic decision to serve public companies in roles other than as the independent auditor. On December 23, 2014, the Company engaged Zwick & Banyai PLLC (“Zwick & Banyai”) as the Company’s independent registered public accounting firm, and EFPR resigned as the Company’s independent registered public accounting firm. The decision to engage Zwick & Banyai was approved by the audit committee of the Company’s board of directors. EFPR has informed the Company that it will cooperate and assist with an orderly transition of audit firms and the Company has authorized EFPR to respond fully to any inquiries of the successor auditor.

EFPR’s reports on the financial statements of the Company for each of the past two fiscal years have neither contained an adverse opinion or a disclaimer of opinion, nor been qualified or modified as to uncertainty, audit scope or accounting principles, except that, the reports included an explanatory paragraph with respect to the uncertainty as to the Company’s ability to continue as a going concern. During the past two fiscal years and in the subsequent interim period through December 23, 2014, there were (i) no disagreements with EFPR on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EFPR, would have caused it to make reference to the subject matter of the disagreements in connection with its reports, and (ii) there were no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided EFPR with a copy of the disclosures made in this Current Report on Form 8-K and requested that EFPR furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the disclosures. A copy of such letter, dated December 29, 2014, is filed as Exhibit 16.1 to this report.

During the two most recent fiscal years and in the subsequent interim period through December 23, 2014, the Company has not consulted with Zwick & Banyai with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 8.01 Other Events.

The borrowings and accrued interest under the Company’s Loan Agreement, dated September 4, 2012, with TMK-ENT, Inc. (the “Lender”), as amended on November 13, 2012, December 21, 2012 and May 29, 2013, were due and payable on December 21, 2014. The Loan Agreement provided a working capital revolving line of credit of up to $1,250,000. Borrowings and accrued interest under the line of credit amounted to $1,234,000 as of December 21, 2014. The Company did not repay such amounts due and payable to the Lender on December 21, 2014. The Company has initiated discussions with the Lender regarding amending and/or restructuring the Loan Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

16.1	EFPR letter to the SEC dated December 29, 2014

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA POWER, INC.

By:	/s/ William A. Schmitz
Name: William A. Schmitz
Title: Chief Executive Officer

Dated: December 29, 2014

3

EXHIBIT INDEX

Exhibit Number	Description

16.1	EFPR letter to the SEC dated December 29, 2014